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Exhibit 10.8

ZUMIEZ INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

        The Company does hereby establish its 2005 Employee Stock Purchase Plan as follows:

        1.     PURPOSE OF THE PLAN.    The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of the employees and the Company. The Company intends to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner that is consistent with the requirements of that section of the Code.

        2.     DEFINITIONS.

        "Account" shall mean the funds accumulated with respect to an individual Participant as a result of deductions from his or her pay for the purpose of purchasing stock under this Plan. The funds allocated to a Participant's Account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company. No interest shall be accrued, owed or paid on amounts in a Participant's Account.

        "Board" means the Board of Directors of the Company.

        "Change in Control" means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board (or any other committee of the Board comprised to comply with Rule 16b-3 promulgated under the Exchange Act and designated by the Board to administer the Plan). Notwithstanding any delegation of authority to the Committee, the Board may also take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board.

        "Company" means Zumiez Inc.

        "Compensation" means total performance-based pay received by a Participant from the Company or any of its Subsidiaries, including salary, wages, performance bonuses, commissions, incentive compensation and overtime. Compensation shall not include moving or relocation allowances, equalization payments, patent or sign-on bonuses, tuition or other expense reimbursements, meal allowances, commuting or automobile allowances, severance pay, fringe benefits received under employee benefit plans, and income realized as a result of participation in any stock plan, including without limitation any stock option, stock award, stock purchase, or similar plan, of the Company or any Subsidiary.

        "Eligible Employee" means any individual who is a common law employee of the Company or one of its Subsidiaries and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Company or one of its Subsidiaries. For purposes of the Plan, an individual will not cease to be an Eligible Employee while the individual is on sick leave or other leave of absence approved by the Company (or one of its Subsidiaries as applicable). Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the individual shall cease to be an Eligible Employee on the 91st day of such leave, unless otherwise determined by the Committee.

        "ESPP Broker" means a stock brokerage or other financial services firm designated by the Company to establish accounts for shares purchased under the Plan by Participants.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any date, the value determined as follows:

            (i)  If the Company's common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market, its Fair Market Value shall be the closing sales price for the common stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

           (ii)  If the Company's common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the common stock on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

          (iii)  In the absence of an established market for the Company's common stock, its Fair Market Value shall be determined in good faith by the Committee.

        "Offering Date" means the commencement date of an offering.

        "Participant" means an Eligible Employee that has complied with the requirements of Section 6.

        "Plan" means this Zumiez Inc. 2005 Employee Stock Purchase Plan.

        "Purchase Price" means, with respect to a particular offering, the lesser of (1) 85% of the Fair Market Value of the Company's common stock on the Offering Date (or the first Trading Day following the Offering Date if the Offering Date is not a Trading Day); or (2) 85% of the Fair Market Value of the Company's common stock on the last Trading Day of the offering.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiaries" means any present or future domestic or foreign corporation that: (a) would be a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code, and (b) whose employees have been designated by the Committee to be eligible to be Participants under the Plan. The Committee shall have complete discretion to designate from time to time the subsidiary corporations whose employees will be eligible to be Participants under the Plan, and the Committee's designation or change in designation to add or remove a corporation from the list of participating subsidiary corporations shall not require the consideration or approval of the Company's shareholders.

        "Trading Day" means a day on which the U.S. national stock exchanges and the Nasdaq National Market are open for trading.

        3.     EMPLOYEES ELIGIBLE TO PARTICIPATE.

          3.1    Initial Offering.    Any individual that is an Eligible Employee on the Offering Date of the initial offering under the Plan shall be automatically enrolled in the initial offering.

          3.2    Subsequent Offerings.    Any individual that is an Eligible Employee on any Offering Date subsequent to the initial Offering Date is eligible to participate in that offering, subject to the limitations set forth in Section 11.

        4.     OFFERINGS.    Subject to the right of the Committee, in its sole discretion, to change the Offering Date or term of any offering, the Plan shall be implemented through consecutive six-month offerings with a new offering commencing January 1 and July 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated in accordance with Section 24; provided, however, that the initial offering under the Plan shall commence on the first Trading Day after the date on which Company's registration statement for its initial public offering of its common stock is declared effective by the Securities and Exchange Commission under the Securities Act, and shall end on the ensuing June 30 or December 31, whichever is earlier. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

        5.     NUMBER OF SHARES TO BE OFFERED.    The maximum number of shares that will be offered under the Plan is 500,000 shares, subject to adjustments as set forth in Section 19.1. The shares to be sold to Participants under the Plan will be common stock of the Company. If for any reason not all shares offered to a Participant under an option grant are purchased (e.g., due to a withdrawal pursuant to Section 12.1), the shares not purchased shall again become available to be offered under the Plan. If the total number of shares of common stock for which options are to be granted on any date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each Participant affected thereby.

        6.     PARTICIPATION.

          6.1    Initial Offering.    An Eligible Employee who has become a Participant in the initial offering under the Plan pursuant to Section 3.1 shall be entitled to continue his or her participation in such offering only if he or she submits to the Company (or other such person so designated by the Company) a properly completed enrollment agreement authorizing payroll deductions in the form provided by the Company for such purpose (i) no earlier than the effective date of the filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 with respect to the shares of common stock issuable under the Plan, and (ii) no later than five (5) business days from such date of the filing of the Company's Registration Statement on Form S-8 or such other period of time as the Committee may determine. A Participant's failure to submit the enrollment agreement during such period shall result in the automatic termination of his or her participation in the initial offering under the Plan.

          6.2    Subsequent Offerings.    An Eligible Employee may become a Participant in any subsequent offering under the Plan (after the initial offering) by completing and submitting to the Company (or other such person so designated by the Company) an enrollment agreement provided by the Company. The enrollment agreement may be completed at any time after the individual becomes an Eligible Employee, and will be effective as of the next Offering Date following the receipt by the Company (or other such person so designated by the Company) of a properly completed enrollment agreement.

          6.3    Additional Enrollment Agreements.    The Committee may require current Participants to complete new enrollment agreements at any time it deems necessary or desirable to facilitate administration of the Plan or for any other reason.

        7.     PAYROLL DEDUCTIONS.

          7.1    Deduction Percentage.    At the time a Participant submits his or her enrollment agreement, which shall include a payroll deduction authorization, he or she shall elect to have deductions made from his or her Compensation on each payday during the time he or she is a Participant in an offering at any non-fractional percentage rate from 1% to 15%.

          7.2    Commencement of Payroll Deductions.    Payroll deductions authorized by a Participant shall commence on the first payday following the Offering Date and shall continue through subsequent offerings until the Participant ceases to be an Eligible Employee or when he or she withdraws or suspends his or her participation from the Plan as provided in Section 12; provided, however, that for the initial offering under the Plan, payroll deductions shall commence on the first payday as shall be administratively practicable following the Participant's submission of an enrollment agreement to the Company (or other such person so designated by the Company) pursuant to Section 6.1.

          7.3    Participant's Account.    All payroll deductions from a Participant shall be credited to his or her Account under the Plan. Payroll deduction shall be the sole means of accumulating funds in a Participant's Account. A Participant may not make any separate cash or other payment into such Account nor may payment for shares be made other than by payroll deduction.

          7.4    Changes to Payroll Deductions.    A Participant may withdraw from or suspend his or her participation in the Plan as provided in Section 12, but no other change may be made during an offering with respect to that offering. Other changes permitted under the Plan may only be made with respect to an offering that has not yet commenced. A Participant may change his or her payroll deduction percentage election, effective as of the next Offering Date, by submitting a revised enrollment agreement prior to such Offering Date. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 11 herein, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an offering.

        8.     GRANTING OF OPTION.    On the Offering Date, the Company shall be deemed to have granted to the Participant an option under the Plan to purchase as many full shares of the Company's common stock as he or she is able to purchase with the payroll deductions accumulated in his or her Account during his or her participation in that offering at a price per share equal to the Purchase Price for such offering; provided, however, that in no event shall a Participant be permitted to purchase during any single offering more than 2,000 shares (subject to adjustments as set forth in Section 19.1). Notwithstanding the foregoing, a Participant's option to purchase shares of the Company's common stock hereunder shall be subject to the limitations set forth in Section 11 herein. All Eligible Employees who participate in an offering shall have the same rights and privileges with respect to that offering in accordance Section 423(b)(5) of the Code.

        9.     EXERCISE OF OPTION.    Unless a Participant withdraws from the Plan as provided in Section 12.1, his or her option for the purchase of shares of the Company's common stock shall be exercised automatically on the final day of the offering, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. No fractional shares of the Company's common stock shall be purchased.

        10.   CARRYOVER OF ACCOUNT.    At the termination of each offering, the Company shall automatically re-enroll the Participant in the next offering at the Participant's then current rate of payroll deduction unless the Participant has notified the Company that he or she wants to change his or her payroll deduction rate or not participate in the next offering(s). The balance in the Participant's Account that results because the Plan does not permit purchases of fractional shares shall be retained in the Participant's Account for the subsequent offering, subject to earlier withdrawal by the Participant as provided in Section 12.1. Upon termination of the Plan, the entire balance of each Participant's Account shall be refunded to him or her.

        11.   LIMITATIONS ON PARTICIPATION.    Notwithstanding any provisions of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Company or any parent or subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent or subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any parent or subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        12.   WITHDRAWAL AND SUSPENSION.

          12.1    Withdrawal from the Plan.    A Participant may, at any time prior to the first day of the last calendar month of an offering, withdraw from an offering, in whole but not in part, by submitting a withdrawal notice to the Company (or other such person so designated by the Company), in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter.

          12.2    Suspension of Participation.    A Participant may, at any time prior to the first day of the last calendar month of an offering, reduce his or her payroll deduction to zero by submitting a suspension notice to the Company (or other such person so designated by the Company), thereby suspending participation in the Plan. Such reduction will be effective as soon as practicable after receipt of the Participant's suspension notice. Shares shall be purchased in accordance with Section 9 based on the amounts accumulated in the Participant's Account prior to the suspension of payroll deductions.

          12.3    Re-Enrollment in the Plan.    If a Participant withdraws or suspends his or her participation pursuant to Sections 12.1 or 12.2 above, he or she shall not participate in a subsequent offering unless and until he or she re-enrolls the Plan. To re-enroll in the Plan, a Participant who has previously withdrawn or suspended participation by reducing payroll deductions to zero must file a new enrollment agreement. The Participant's re-enrollment in the Plan will not become effective prior to the Offering Date for the next offering following his or her withdrawal or suspension, and if the Participant is an officer of the Company within the meaning of Section 16 of the Exchange Act, he or she may not re-enroll in the Plan before the beginning of the second offering following his or her withdrawal or suspension.

        13.   DELIVERY OF SHARES.    Promptly following the end of each offering, the number of shares of the Company's common stock purchased by each Participant shall be deposited into an account established in the Participant's name at the ESPP Broker. The Participant may direct, by written notice to the Company (or other such person so designated by the Company) at the time of his or her enrollment in the Plan, that his or her ESPP Broker account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her account with the ESPP Broker at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the

Section 423(a) holding period has been satisfied, the Participant may move such shares to another brokerage account of Participant's choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares to another brokerage account of his or her choosing or request that a stock certificate be issued and delivered to him or her at any time, without regard to the satisfaction of the Section 423(a) holding period.

        14.   NO EMPLOYMENT RIGHTS.    The Plan does not create, directly or indirectly, in any employee or class of employees any right with respect to continuation of employment by the Company or employment for a certain number of hours per week or months per calendar year, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

        15.   NO SHAREHOLDER RIGHTS.    No Participant shall have any right as a shareholder with respect to any shares of the Company's common stock until the shares have been purchased in accordance with Section 9 above and the shares of common stock have been issued by the Company.

        16.   RIGHTS NOT TRANSFERABLE.    No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Participant. If any such action is taken by the Participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 12.1. Only an Eligible Employee and/or a Participant may elect to participate in, suspend participation in or withdraw from the Plan, and such election rights may not be transferred.

        17.   TERMINATION OF EMPLOYMENT.    Upon a Participant's ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions accumulated in such Participant's Account during the offering but not yet used to purchase shares of the Company's common stock under the Plan shall be refunded to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 18, and such Participant's option shall be automatically terminated.

        18.   DESIGNATION OF BENEFICIARY.    A Participant may designate a beneficiary who is to receive (i) any shares of the Company's common stock and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the date on which the option is exercised with respect to an offering but prior to delivery to such Participant of such shares and cash, and (ii) any cash from the Participant's Account under the Plan in the event of such Participant's death prior to exercise of the option with respect to an offering. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective. A Participant may change his or her beneficiary at any time by written notice to the Company (or other such person so designated by the Company). In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All beneficiary designations under this Section 18 shall be made in such form and manner as the Committee may prescribe from time to time.

        19.   ADJUSTMENTS; CHANGE IN CONTROL.

          19.1    Adjustments.    In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which a Participant is entitled to purchase.

          19.2    Change in Control.    In the event of a Change in Control, then, to the extent permitted by law, each outstanding option may be assumed or an equivalent option may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, or continue the option, any offering then in progress shall be shortened by setting a new ending date for such offering, which date shall be prior to the date of the Company's proposed Change in Control. The Committee shall notify each Participant in writing, at least five (5) business days prior to the new ending date for such offering, that the end of the offering has been changed and that the Participant's option shall be exercised automatically on such new ending date for the offering, unless prior to such date the Participant has withdrawn from the offering as provided in Section 12.1.

        20.   AMENDMENT OR DISCONTINUANCE OF THE PLAN.    The Committee may at any time and for any reason terminate or amend the Plan; provided that no Participant's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby and that no such amendment of the Plan shall, except as provided in Section 19.1, increase the number of shares of the Company's common stock to be offered under the Plan unless shareholder approval is obtained therefor. Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the period of any one or more offerings, limit the frequency and/or number of changes in the amount withheld during an offering, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of the Company's common stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

        21.   ADMINISTRATION.    The Plan shall be administered by the Committee. The Committee may delegate any or all of its authority hereunder to such officer of the Company as it may designate. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant.

        22.   INTEREST.    No interest will be accrued, owed or paid on any money in the Accounts of Participants.

        23.   NOTICES.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        24.   TERMINATION OF THE PLAN.    This Plan shall terminate at the earliest of the following:

          24.1    The date of the filing of a statement of intent to dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company.

          24.2    The date the Committee acts to terminate the Plan in accordance with Section 20 above.

          24.3    The date when all shares reserved under the Plan have been purchased.

        25.   LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN.    The Plan is intended to provide the Company's common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her affairs. A Participant, therefore, may sell stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

        26.   GOVERNMENTAL REGULATION.    The Company's obligation to sell and deliver shares of the Company's common stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

        27.   DATES.    All references in the Plan to a date are intended to refer to dates in the United States, and references to business days refer to days on which the U.S. national stock exchanges and the Nasdaq National Market are open for trading.

        28.   GOVERNING LAW.    The law of the state of Washington shall govern all matters that relate to this Plan except to the extent it is superseded by the laws of the United States.

        29.   SAVINGS CLAUSE.    It is intended that this Plan conform to Section 423 of the Code, all regulations promulgated thereunder and all rules adopted with respect thereto. Any provision of this Plan that does not conform to such Code section, regulations and rules, or is in violation thereof, shall be of no force or effect.

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  Exhibit 10.8
ZUMIEZ INC. 2005 EMPLOYEE STOCK PURCHASE PLAN